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                                EXHIBIT 10.1

                               THIRD AMENDMENT
                            (TERM LOAN AGREEMENT)

     This THIRD AMENDMENT ("AMENDMENT") dated as of March 10, 1995 is entered into among, VECTRA TECHNOLOGIES, INC. (the "BORROWER"), BANQUE PARIBAS, as a Bank (as defined below) and as the Agent (as defined below), and BANQUE NATIONALE DE PARIS, as a Bank and as the Managing Agent (as defined below).

RECITALS

     The Borrower has entered into that certain Term Loan Agreement dated as of January 6, 1994, as amended by the First Amendment and Waiver to Term Loan Agreement dated as of March 29, 1994 and the Amendment and Limited Waiver dated as of August __, 1994 (as so amended and as the same and may from time to time be further amended, modified, supplemented or restated, the "TERM AGREEMENT"), among the Borrower, the Banks party thereto, Banque Paribas, acting in its separate capacity as agent for the Banks (the "AGENT"), and Banque Nationale de Paris, acting in its separate capacity as Managing Agent (as defined therein) (the "MANAGING AGENT").

     The parties to the Term Agreement desire to further amend the Term Agreement on and in accordance with the terms, subject to the conditions and in reliance on the representations and warranties set forth below.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Term Agreement.

     AMENDMENTS TO TERM AGREEMENT.

          A new definition of "Net Issuance Proceeds" is added to Section 1.1 of the Term Agreement to read as follows:

          "Net Issuance Proceeds" means, in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower, except as are paid or payable to any such Affiliate upon fair and reasonable terms that are duly approved by the disinterested members of the Borrower's board of directors, fully disclosed to the Agent and no less favorable to the Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower, such costs and expenses to be consistent with standard investment bank practices for similar issuances.


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          A new Section 2.18 (Mandatory Prepayments) is added to the Term
     Agreement to read as follows:

          2.18 MANDATORY PREPAYMENTS. If the Borrower shall issue, raise or receive any new equity and debt, the Borrower shall promptly notify the Agent of the estimated Net Issuance Proceeds of such equity issuance or contribution. The Borrower shall then prepay principal amounts outstanding under the Loans in an amount equal to the Net Issuance Proceeds of such equity issuance or contribution, which amounts shall be prepaid within two (2) Business Days of receipt thereof by the Borrower and applied in inverse order to the scheduled installments for repayment of the Loans.

          A new subsection (r) (Monthly Reports) is added to Section 5.1 (Information Covenants) of the Term Agreement to read as follows:

          (r) MONTHLY REPORTS. As soon as practicable and in any event within 15 (as to clauses (i), (ii) and (iii), below) or 30 (as to clauses
     (iv) and (v), below) days, as applicable, after the end of each month, a monthly Borrower-prepared report, including (i) as to the current backlog under contracts with customers of the Borrower and its Subsidiaries as of the last day of the immediately preceding month, (ii) a list of bids for new customer contracts won, lost and currently outstanding made by the Borrower and its Subsidiaries during the immediately preceding month,
     (iii) a list of material contracts anticipated to be bid on by the Borrower or any of its Subsidiaries within the next 6 months, including a description of each, (iv) a monthly borrowing base projection for the current month for each working capital line of credit available to the Borrower or any of its Subsidiaries and (v) a comparison of the actual accounts receivables and available borrowing bases under working capital lines of credit as of the last day of the immediately preceding month against the accounts receivables and available borrowing bases under working capital lines of credit projected for such date in the monthly report delivered with respect to the prior month, in each case of the Borrower and its Subsidiaries, with an explanation for any material variance.

          2.3 A new subsection (s) (Weekly Reports) is added to Section 5.1 (Information Covenants) of the Term Agreement to read as follows:

          (s) WEEKLY REPORTS. As soon as practicable and in any event by Wednesday of each week, a weekly Borrower-prepared report, including (i) a utilization report as to the hours charged by the Borrower and its Subsidiaries for engineering services provided to customers during the immediately preceding 4 week period, (ii) as to the Borrower's cash position, in the form of a daily comparison of cash receipts against cash disbursements, including cash balance, borrowings by the Borrower under the Receivables Facility and the availability for additional borrowings under the Receivables Facility, for the immediately preceding 2 week period, and (iii) as to the Borrower's projected cash position, in the form of a daily comparison of cash receipts against cash disbursements, including cash balance, borrowings by the Borrower under the Receivables Facility and the availability for additional borrowings under the Receivables Facility, for the current and next succeeding week.

          Subsection (a) (Leverage Ratio) of Section 6.1 (Financial Covenants) of the Term Agreement is amended (i) to delete the entire proviso following the words "opposite such period," in line 8 of Subsection (a),
     (ii) to add in place of such proviso the following new proviso:

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          PROVIDED, HOWEVER, that calculations of the Leverage Ratio shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000:

     and (iii) to amend and restate the table appearing at the end of Subsection (a) to read as follows:

                PERIOD                                   RATIO

           10/3/94 - 4/2/95                            4.00 : 1.0

           4/3/95 - 7/2/95                             3.75 : 1.0

           7/3/95 - 10/1/95                            3.00 : 1.0

           10/2/95 - 12/31/95                          2.40 : 1.0

           1/1/96 - Maturity Date                      1.50 : 1.0

          Subsection (b) (Interest Coverage Ratio) of Section 6.1 (Financial Covenants) of the Term Agreement is amended (i) to delete the entire proviso following the words "opposite such period," in line 6 of Subsection
     (b), (ii) to add in place of such proviso the following new proviso:

          PROVIDED, HOWEVER, calculations of the Interest Coverage Ratio shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000:

     and (iii) to amend and restate the table appearing at the end of Subsection
     (b) to read as follows:

                PERIOD                                   RATIO

          10/3/94 - 1/1/95                            4.00 : 1.0

          1/2/95 - 4/2/95                             3.40 : 1.0

          4/3/95 - 7/2/95                             3.65 : 1.0

          7/3/95 - 10/1/95                            4.45 : 1.0

          10/2/95 - Maturity Date                     5.00 : 1.0

         Subsection (c) (Fixed Charge Coverage Ratio) of Section 6.1 (Financial Covenants) of the Term Agreement is amended (i) to delete the entire proviso following the words "opposite such period," in line 7 of Subsection
     (c), (ii) to add in place of such proviso the following new proviso:


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         PROVIDED, HOWEVER, calculations of the Fixed Charge Coverage Ratio shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000:

     and (iii) to amend and restate the table appearing at the end of Subsection
     (c) to read in its entirety as follows:

                PERIOD                                   RATIO

          10/3/94 - 4/2/95                            1.00 : 1.0

          4/3/95 - 7/2/95                             1.05 : 1.0

          7/3/95 - 10/1/95                            1.10 : 1.0

          10/2/95 - 12/31/95                          1.20 : 1.0

          1/1/96 - 3/31/96                            1.30 : 1.0

          4/1/96 - 6/30/96                            1.35 : 1.0

          7/1/96 - 9/29/96                            1.40 : 1.0

          9/30/96 - 12/29/96                          1.45 : 1.0

          12/30/96 - Maturity Date                    1.50 : 1.0

          Subsection (d) (Minimum Consolidated Net Worth) of Section 6.1 (Financial Covenants) of the Term Agreement is amended to add after the words "Closing Date" at the end of Subsection (d) the following proviso:

          PROVIDED, HOWEVER, calculations of the Consolidated New Worth shall specifically exclude the effect of any one time charges, write-offs or adjustments relating to severance and restructuring costs incurred during the Borrower's fiscal year ended January 2, 1995 up to an aggregate amount not to exceed $3,427,000:

          Subsection (e) (Capital Expenditures) of Section 6.1 (Financial Covenants) of the Term Agreement is deleted in its entirety and replaced with the following

          (e) CAPITAL EXPENDITURES. The Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) any Capital Expenditures, except Capital Expenditures of the Borrower and its Subsidiaries during any of the periods set forth below not to exceed in the aggregate the amount set forth opposite such period:


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                 PERIOD                                 MAXIMUM AMOUNT

                 Fiscal year ended on 1/1/95              $6,000,000

                 1/2/95 - 4/2/95                          $2,100,000

                 4/3/95 - 7/2/95                          $2,500,000

                 7/3/95 - 10/1/95                         $  800,000

                 10/2/95 - 12/31/95                       $  400,000

                 1/1/96 - 12/29/96                        $5,000,000

                 12/30/96 - 12/28/97                      $5,000,000

                 12/29/97 - 1/3/99                        $5,000,000

     Amounts permitted for Capital Expenditures during any of the Borrower's fiscal quarters ending April 2, July 2 or October 1, 1995 but not utilized during such quarter may be rolled over and used in the next succeeding fiscal quarter; PROVIDED that no such unutilized amounts may be rolled over and utilized beyond December 31, 1995.

          Section 6.3 (Liens) of the Term Agreement is amended by (i) deleting the word "and" after the words "Receivables Facility Documents" at the end of subsection (i), (ii) deleting the "." at the end of subsection (j) and inserting in its place the words "; and", and (iii) inserting the following subsection (k):

          (k) Liens granted to AFCO in the unearned premiums and dividends which may become payable under the insurance policies financed by AFCO and loss payments under such policies which reduce the unearned premiums, provided such Lien in the loss payments is expressly subject to the interest of any mortgagee or loss payee under such policies.

          Section 6.5 (Sale of Assets) of the Term Agreement is amended by (i) inserting after the words "and be continuing" and the end of clause
     (iii)(C), the following PROVISO:

     ; PROVIDED, HOWEVER, that notwithstanding anything to the contrary set forth in clauses (iii)(A) and (B), above, in no event shall the asset sales and dispositions permitted under this clause (iii) exceed $500,000 in the aggregate as measured on a cumulative basis since the Closing Date and (ii) deleting clause (iv) in its entirety and inserting in its place the following:

          (iv) sales of long-term assets in excess of the limitations set forth in clauses (i), (ii) and (iii), above, to the extent that the net proceeds of such sales are used solely to prepay principal amounts outstanding under the Loans, which amounts shall be prepaid within two (2) Business Days of receipt thereof by the Borrower and applied in inverse order to the scheduled installments for repayment of the Loans.


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LIMITATION OF AMENDMENT.

     The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (ii) otherwise prejudice any right or remedy which the Banks, the Agent or the Managing Agent may now have or may have in the future under or in connection with any Loan Document.

     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

     REPRESENTATIONS AND WARRANTIES. In order to induce the Banks, the Agent and the Managing Agent to enter into this Amendment, the Borrower represents and warrants to each Bank, the Agent and the Managing Agent that (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true and correct in all material respects as of the date hereof and (b) no Default or Event of Default (as each such term is defined in the Term Agreement) has occurred and is continuing.

     REAFFIRMATION. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

     COUNTERPARTS AND EFFECTIVENESS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall be deemed to be effective as of January 1, 1995.

     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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     IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         VECTRA TECHNOLOGIES, INC.


                                         By:  _________________________________
                                         Its: _________________________________


                                         BANQUE PARIBAS, as a Bank and as Agent


                                         By:  _________________________________
                                         Its: _________________________________


                                         By:  _________________________________
                                         Its: _________________________________

                                         BANQUE NATIONALE DE PARIS, as a Bank
                                         and as Managing Agent

                                         By:  _________________________________
                                         Its: _________________________________


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                          ACKNOWLEDGEMENT OF AMENDMENT
                         AND REAFFIRMATION OF GUARANTY

Each of the undersigned Guarantors hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of this Amendment.

Each Guarantor hereby consents to this Amendment and agrees that its respective Guaranty of the Obligations of the Borrower under the Term Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

Each Guarantor severally represents and warrants that, after giving effect to this Amendment, all representations and warranties contained in its respective are true, accurate and complete as if made the date hereof.

GUARANTORS                      PACIFIC NUCLEAR STORAGE SYSTEMS, INC.

                                      By:  ___________________________________
                                      Printed Name:  _________________________
                                      Title:  ________________________________

                                NUCLEAR PACKAGING, INC.

                                      By:  ___________________________________
                                      Printed Name:  _________________________
                                      Title:  ________________________________

                                VECTRA SERVICES, INC.

                                      By:  ___________________________________
                                      Printed Name:  _________________________
                                      Title:  ________________________________

                                CTL INTERNATIONAL, INC.

                                      By:  ___________________________________
                                      Printed Name:  _________________________
                                      Title:  ________________________________


                                VECTRA GOVERNMENT SERVICES, INC.

                                      By:  ___________________________________
                                      Printed Name:  _________________________
                                      Title:  ________________________________


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